Exhibit 99.1

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
TABLE OF CONTENTS
DECEMBER 31, 2013 AND 2012

INDEPENDENT AUDITORS’ REPORT    1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets    2

Consolidated Statements of Operations    3

Consolidated Statements of Changes in Members’ Equity    4

Consolidated Statements of Cash Flows    5

Notes to the Consolidated Financial Statements    7

INDEPENDENT AUDITORS’ REPORT

To the Members
Radiopharmacy Investors, LLC and Subsidiaries
Boca Raton, Florida

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Radiopharmacy Investors, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Radiopharmacy Investors, LLC and Subsidiaries as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Warren Averett, LLC

Tampa, Florida
April 30, 2014

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2013 AND 2012

ASSETS
	2013	2012
CURRENT ASSETS
Cash	$2,791,133	$1,241,520
Accounts receivable, less allowance for doubtful
accounts of approximately $97,000 and
$482,000 as of December 31, 2013 and 2012,
respectively	2,853,135	3,682,169
Inventory	297,291	350,402
Prepaid expenses	212,054	128,907
Income taxes receivable	18,488	28,955
Deferred tax assets	261,427	361,430
Other current assets	139,116	74,339
Total current assets	6,572,644	5,867,722

PROPERTY AND EQUIPMENT, NET	2,454,960	1,401,610
INTANGIBLES, NET	8,941,435	9,298,102
GOODWILL	7,615,173	7,615,173
NOTE RECEIVABLE, NET	359,597	438,788
OTHER ASSETS	38,080	28,900
	$25,981,889	$24,650,295

LIABILITIES AND MEMBERS' EQUITY
	2013	2012
CURRENT LIABILITIES
Current portion of capital lease obligations	$362,415	$213,236
Accounts payable	1,125,587	1,199,332
Accrued expenses	1,863,270	1,494,850
Total current liabilities	3,351,272	2,907,418

LONG-TERM LIABILITIES
Debt, related party	16,640,043	16,640,043
Capital lease obligations, net of current portion	76,498	107,737
Deferred tax liabilities	1,179,169	1,163,343
Accrued interest payable, related party	1,843,054	1,520,062
Other liabilities	672,261	247,815
Total long-term liabilities	20,411,025	19,679,000

MEMBERS' EQUITY	2,219,592	2,063,877
	$25,981,889	$24,650,295

See notes to the consolidated financial statements.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

SALES	$26,863,261	$28,251,930

DIRECT COST OF GOODS SOLD	11,559,733	13,031,491

GROSS MARGIN	15,303,528	15,220,439

OPERATING EXPENSES	12,146,405	13,640,614

OPERATING INCOME	3,157,123	1,579,825

OTHER (EXPENSE) INCOME
Interest expense	(2,835,299)	(2,211,531)
Other (expense) income, net	(54,084)	27,358
Total other (expense) income	(2,889,383)	(2,184,173)

INCOME (LOSS) BEFORE INCOME TAXES	267,740	(604,348)

INCOME TAX EXPENSE (BENEFIT)	112,025	(178,466)

NET INCOME (LOSS)	$155,715	$(425,882)

See notes to the consolidated financial statements.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

BALANCE AT DECEMBER 31, 2011	$2,401,063

Equity based compensation expense	88,696

Net loss	(425,882)

BALANCE AT DECEMBER 31, 2012	2,063,877

Net income	155,715

BALANCE AT DECEMBER 31, 2013	$2,219,592

See notes to the consolidated financial statements.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$155,715	$(425,882)
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Depreciation and amortization	1,102,645	804,425
Deferred income taxes	115,829	(188,960)
Bad debt expense	13,617	966,871
Loss (gain) on disposal of assets	25,151	(57,737)
Equity-based compensation expense	—	88,696
(Increase) decrease in:
Accounts receivable	752,375	(730,447)
Inventory	53,111	237,190
Prepaid expenses	(83,147)	55,926
Income tax receivable and other assets	(63,490)	(27,482)
Increase (decrease) in:
Accounts payable	(73,745)	(333,050)
Accrued expenses	(617,912)	455,400
Accrued interest payable	322,992	148,081
Other liabilities	424,446	46,541
Total adjustments	1,971,872	1,465,454
Net cash provided by operating activities	2,127,587	1,039,572

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	—	71,730
Purchase of property and equipment	(327,337)	(353,660)
Payments received on notes receivable	142,233	—
Cash paid for acquisition	—	(334,891)
Net cash used by investing activities	(185,104)	(616,821)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of long-term debt	—	(535,851)
Payments on capital lease obligations	(392,870)	(121,395)
Net cash used by financing activities	(392,870)	(657,246)

NET INCREASE (DECREASE) IN CASH	1,549,613	(234,495)

CASH AT BEGINNING OF YEAR	1,241,520	1,476,015

CASH AT END OF YEAR	$2,791,133	$1,241,520

See notes to the consolidated financial statements.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION AND NONCASH INVESTING
AND FINANCING ACTIVITIES
Cash paid for interest	$2,512,307	$2,063,450
Cash paid for income taxes	$11,061	$24,491
Accounts receivable converted to notes receivable	$—	$600,000
Vehicles acquired through capital leases	$510,810	$442,368
Leasehold improvements acquired under a repayment
plan, included in accrued expenses	$707,032	$124,000
Software acquired under a repayment plan, included
in accrued expenses	$279,300	$—

See notes to the consolidated financial statements.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

1.    BACKGROUND INFORMATION

Radiopharmacy Investors, LLC commenced operations in January 2006 to acquire a group of business entities that provide specialized nuclear medicine radiopharmacy services to hospitals and other healthcare sites through facilities in the northeastern, mid-western, and western United States.

The accompanying consolidated financial statements include the accounts of Radiopharmacy Investors, LLC and its operating subsidiaries, which together are referred to as the “Company.” All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

2.    ACQUISITION

On February 3, 2012, the Company completed the purchase of substantially all of the assets relating to a radiopharmacy business located in the northeastern United States. This included accounts receivable, inventory, prepaid expenses, equipment, and the assumption of certain trade payables. The aggregate purchase price paid was approximately $335,000 in cash. The acquisition of this radiopharmacy increased the Company’s ability to serve customers in the northeastern United States.

Acquisition related costs (included in professional fees in the accompanying consolidated statement of operations for the year ended December 31, 2012) amounted to $80,293.

The fair value of the assets acquired and liabilities assumed approximated their carrying values at the purchase date. The approximate recognized amounts of identifiable assets acquired and liabilities assumed are as follows:

Accounts receivable	$386,000
Inventory	158,000
Prepaid expenses	10,000
Property and equipment	19,000
Accounts payable	(238,000)
$335,000

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
Management uses estimates and assumptions in preparing the consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses. Significant estimates used in preparing the consolidated financial statements include those assumed in collectability of accounts receivable and notes receivable, deferred taxes, the useful lives of long-lived assets, the valuation of goodwill, and the valuation and useful lives of intangible assets. It is at least reasonably possible that the significant estimates used will change within the next year.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Cash
Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. All of the Company’s non-interest bearing cash balances were fully insured at December 31, 2012 due to a temporary federal program in effect through December 31, 2012. Under the program, there was no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage reverted back to $250,000 per depositor at each financial institution. The Company’s deposits in excess of federally insured limits at December 31, 2013 approximated $2,573,000.

Inventory
Inventory consists predominantly of purchased raw materials, which are stated at the lower of cost (first‑in, first‑out), or market. Market is based on realizable value less allowance for selling and distribution expenses and normal gross profit.

Accounts Receivable
Accounts receivable are recorded at the invoiced amount. An allowance for doubtful accounts is established based on the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience and other factors. Past due balances over 90 days are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Interest is not charged on past due amounts.

Property and Equipment
Property and equipment are recorded at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, ranging generally from 1 to 12 years. Leasehold improvements are amortized on the straight-line basis over the shorter of the lease term or the estimated useful life of the asset. Property and equipment under capital leases are stated at the present value of the minimum lease payments and are amortized on the straight-line basis over the estimated useful lives of the respective assets.

The Company follows the provisions of the Financial Accounting Standards Board Accounting Standards Codification Topic 360, “Property, Plant and Equipment” (ASC Topic 360), which establishes accounting standards for the impairment of long-lived assets such as property, plant and equipment and intangible assets subject to amortization. The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset group is less than its carrying amount, the asset is considered to be impaired. An impairment loss is recognized when management’s estimate of fair value, through outside consultation or internal assessment of value, is less than its carrying amount. There were no impairment charges for the years ended December 31, 2013 and 2012 related to these long-lived assets.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Intangible Assets
The Company’s intangible assets subject to amortization consist of customer relationships that are amortized on a straight-line basis over their estimated useful lives of 33 years. The Company’s revenue stream is from a single grouping of all assets and liabilities of the Company. There are no contracts or groups of assets that would comprise any separate revenue stream. The Company does not have any intangible assets that have an indefinite useful life.

Goodwill
Goodwill consists of the excess of cost over the fair value of net assets acquired in business combinations. The Company follows the provisions of ASC Topic 350, “Intangibles – Goodwill and Other,” which requires an annual impairment test for goodwill and intangible assets with indefinite lives. Goodwill is evaluated using a two-step impairment test. The first step compares the book value of a reporting unit, including goodwill, with its fair value. If the book value of a reporting unit exceeds its fair value, the Company completes the second step in order to determine the amount of goodwill impairment loss that should be recorded. In the second step, the Company determines an implied fair value of the reporting unit’s goodwill by allocating the fair value of the reporting unit to all of the assets and liabilities other than goodwill. The amount of impairment is equal to the excess of the book value of goodwill over the implied fair value of that goodwill. The Company has one reporting unit. There were no impairment charges for goodwill for the years ended December 31, 2013 and 2012.

Revenue Recognition and Direct Cost of Goods Sold
The Company recognizes revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. Revenue is recognized net of sales returns and allowances, which historically have not been significant. Direct cost of goods sold includes the direct product and delivery costs associated with the recognized revenue.

Delivery Costs
Delivery costs are included in direct cost of goods sold in the consolidated statements of operations and include all delivery expenses, other than compensation and benefits paid to employees. Delivery costs incurred for 2013 and 2012 amounted to $944,530 and $1,110,338, respectively. Delivery revenue received during 2013 and 2012 amounted to $437,481 and $603,320, respectively, and is included in sales.

Income Taxes
Radiopharmacy Investors, LLC has elected to be treated as a partnership for tax purposes. The Company’s operating subsidiaries are C corporations under the applicable provisions of the Internal Revenue Code. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50 percent of being realized upon examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. The Company has no amounts accrued for interest or penalties as of December 31, 2013 and 2012.

The Company is subject to examination by U.S. federal, state, and local taxing authorities for tax years ended December 31, 2010 and forward.

Subsequent Events
The Company evaluated subsequent events through April 30, 2014, the date on which the consolidated financial statements were available to be issued.

4.    PROPERTY AND EQUIPMENT

Property and equipment consist of:

	2013	2012
Lab equipment	$621,161	$568,761
Furniture and fixtures	188,387	164,894
Automobiles and trucks	990,483	459,795
Client equipment	259,413	401,351
Leasehold improvements	2,084,276	1,200,347
Software	357,074	55,348
	4,500,794	2,850,496
Accumulated depreciation	(2,045,834)	(1,448,886)
	$2,454,960	$1,401,610

Depreciation of property and equipment totaled approximately $746,000 and $446,000 for the years ended December 31, 2013 and 2012, respectively.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

5.    INTANGIBLE ASSETS

Intangible assets consist of the following:

	2013	2012
Customer relationships	$11,770,000	$11,770,000
Trademark	5,130	5,130
	11,775,130	11,775,130
Accumulated depreciation	(2,833,695)	(2,477,028)
Total intangible assets, net	$8,941,435	$9,298,102

Amortization expense amounted to approximately $357,000 and $359,000 for the years ended
December 31, 2013 and 2012, respectively.

At December 31, 2013, future amortization expense is estimated to be $356,667 for each of the five succeeding years relating to the intangible assets listed above.

6.    NOTE RECEIVABLE

During the year ended December 31, 2012, the Company entered into a note receivable with a customer in the amount of $600,000. The note is unsecured, has a stated interest rate of 3.50 percent, and is payable over 4 years in 40 monthly installments of principal and interest totaling $16,100. An allowance of $98,000 and $161,000 for the years ended December 31, 2013 and 2012, respectively, has been established on this note to reflect the extended payment period and the potential risk of loss. Amounts expected to be collected beyond 12 months at December 31, 2013 have been classified as long-term assets.

7.    DEBT, RELATED PARTY

Debt, related party consists of the following:

	2013	2012
Senior loan	$7,000,000	$7,000,000
Subordinated loan	9,000,000	9,000,000
Line of credit	640,043	640,043
	$16,640,043	$16,640,043

On January 25, 2006, the Company entered into a credit facility agreement with a related party comprising of a term loan of $7,000,000 (“Senior Loan”), a term loan of $9,000,000 (“Subordinated Loan”), and a revolving line of credit with a maximum availability of $2,000,000.

Interest on the Senior Loan and line of credit are calculated at 5.00 percent plus LIBOR, or 3.50 percent plus the prime rate (7.50% at December 31, 2013). Interest payments are paid on a quarterly basis. The Senior Loan and line of credit mature on December 31, 2016.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

7.    DEBT, RELATED PARTY – CONTINUED

Interest on the Subordinated Loan is comprised of current interest and deferred interest. Current interest carries a published rate of 12.00 percent per annum. Deferred interest carries a rate of 3.00 percent per annum. Current interest is paid on a quarterly basis. Deferred interest is accrued and is to be paid fully at the date the obligation is paid in full or the maturity date of the loan, whichever comes first. As of December 31, 2013 and 2012, the amount of deferred interest accrued amounted to $1,843,054 and $1,520,062, respectively. The Subordinated Loan matures on December 31, 2016. Interest expense related to the above notes was approximately $2,752,000 and $2,181,000 for the years ended December 31, 2013 and 2012, respectively.

Principal payments on the Senior Loan, Subordinated Loan, and line of credit are due based on excess operating cash flow as defined in the credit agreement. For each quarter ending on or after March 31, 2011, a payment of 25 percent of excess operating cash flow year-to-date shall be made, less any previous excess operating cash flow payments made during the fiscal year. At the end of each fiscal year, commencing on December 31, 2011, the Company is required to make principal payments equal to 75 percent of excess operating cash flow for each fiscal year less quarterly principal payments made during the fiscal year. All payments are applied against the outstanding line of credit balance and Senior Loan first until paid in full, then against the Subordinated Loan. As of December 31, 2013 and 2012, there was no principal obligation for excess operating cash flow.

The Senior Loan, Subordinated Loan, and line of credit are collateralized by substantially all of the assets of the Company. The credit facility agreement contains various covenants including the maintenance of certain financial ratios, such as leverage ratios and a total charge coverage ratio, performance metrics, along with other restrictive provisions. For the year ended December 31, 2013, the Company was in compliance with the debt covenants. For the year ended December 31, 2012, the Company was not in compliance with certain debt covenants and received a waiver from the lender which required the Company to pay additional interest at a rate of 6.00 percent for the period January 1, 2013 through June 30, 2013, totaling approximately $549,000.

The above amounts and terms are not necessarily indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent parties.

8.    CAPITAL LEASE OBLIGATIONS

During the years ended December 31, 2013 and 2012, the Company entered into various capitalized rental obligations under leases of vehicles. The cost of vehicles financed under capital lease agreements and included in property and equipment at December 31, 2013 and 2012 amounted to $973,056 and $442,368, respectively. Accumulated amortization associated with these assets was $533,063 and $120,511 at December 31, 2013 and 2012, respectively. Amortization of assets held under capital leases is included with depreciation expense.

The obligations, which mature through May 2015, represent the total present value of future rental payments discounted at the interest rates implicit in the leases.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

8.    CAPITAL LEASE OBLIGATIONS – CONTINUED

Future minimum lease payments under capital leases are as follows:

Year Ending December 31,
2014	$377,146
2015	77,360
Total minimum lease payments	454,506
Less amount representing interest	15,593
Present value of net minimum lease payments	438,913
Less current portion	362,415
$76,498

9.    MEMBERS’ UNITS

The Company has preferred and common units.

There are 71,000 preferred units outstanding owned by two members.  Preferred members have full voting rights and are entitled to one vote for each preferred unit held.

There are 1,600 common units outstanding owned by one of the above members. Common members do not have any right or power to vote.

In addition to the membership units described above, the Board is authorized to issue additional preferred units at any time in accordance with the Operating Agreement.

10.    COMMITMENTS AND CONTINGENCIES

The Company leases its laboratory facilities and some vehicles under various operating leases. The future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Years Ending December 31,
2014	$394,264
2015	374,157
2016	352,287
2017	302,830
2018	207,323
Thereafter	507,798
$2,138,659

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

10.    COMMITMENTS AND CONTINGENCIES – CONTINUED

Total rent expense under operating leases for the years ended December 31, 2013 and 2012 amounted to approximately $513,000 and $761,000, respectively.

Effective April 1, 2013, the Company entered into a one-year distribution agreement for hardware and software related to nuclear medicine imaging. The agreement requires the Company to purchase a minimum of 48 units regardless of whether the Company actually sells the units to its customers. The commitment amounted to $1,136,400. As of December 31, 2013, approximately $53,500 is due related to the agreement and the remaining commitment amounts to $857,100 and is to be paid to the supplier in monthly installments through 2016. The agreement contains one year renewal options if certain purchase thresholds are met.

11.    INCOME TAXES

The provision (benefit) for income taxes consist of the following components:

	2013	2012
Current provision (benefit):
Federal	$—	$—
State and local	(3,804)	10,494
	(3,804)	10,494
Deferred benefit:
Federal	98,455	(160,616)
State and local	17,374	(28,344)
	115,829	(188,960)
Income tax expense (benefit)	$112,025	$(178,466)

Current and non-current deferred tax assets and liabilities of the Company at the consolidated balance sheet dates are as follows:

	2013	2012
Current deferred tax assets	$261,427	$361,430
Non-current:
Deferred tax assets	2,311,994	2,102,376
Deferred tax liabilities	(3,491,163)	(3,265,719)
Total deferred tax liabilities, non-current	(1,179,169)	(1,163,343)
Net deferred tax liability	$(917,742)	$(801,913)

The income tax expense (benefit) differs from the federal and state statutory rate of 40 percent on pre-tax book income due primarily to expenses that are non-deductible for tax purposes.

RADIOPHARMACY INVESTORS, LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

11.    INCOME TAXES – CONTINUED

The Company files a consolidated federal income tax return, which includes certain operating subsidiaries of the consolidated group.

Deferred tax assets consist principally of net operating loss carryforwards. The Company has federal net operating loss (NOL) carryforwards of $5,622,892 at December 31, 2013. Federal NOL carryforwards begin to expire in 2026. The Company has state net operating loss carryforwards of $5,324,597 at December 31, 2013. State NOL carryforwards begin to expire in 2016. Management has concluded it is more likely than not that such carryforwards will be realized and, as such, has not recorded a valuation allowance at December 31, 2013.

For 2013 and 2012, the Company had a net deferred tax liability principally related to differences in basis between tax and U.S. GAAP stemming from the allocation of intangibles recorded in connection with the Company’s acquisition of stock of certain operating subsidiaries.

12.    RETIREMENT PLAN

The Company has adopted a multiple-employer 401(k) retirement plan that covers substantially all of its employees. The plan allows the Company to make discretionary contributions and/or discretionary matches of employee salary deferral contributions to the plan. The total expense related to the plan was approximately $180,000 and $194,000 for the years ended December 31, 2013 and 2012, respectively.

13.    CONCENTRATION

Approximately 63 and 57 percent of the Company’s purchases were from two suppliers during the years ended December 31, 2013 and 2012, respectively.  Based on the nature of the product, there are limited alternative suppliers.  As a result, the contracts in which the Company enters into with customers generally allow for price increases if the cost of the Company’s products increase.